Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2026, with respect to the financial statements of the Sequoia Fund, Inc. (the Fund), appearing in the Form N-CSR of the Fund for the fiscal year ended December 31, 2025, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Combined Proxy Statement/Prospectus.

New York, New York
April 10, 2026